Exhibit 31

CERTIFICATIONS

I, Michael D. Picchi, certify that:

1.           I have reviewed this Amendment No. 2 of the Annual Report on Form 10-K of Comverge, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact oromit to state a material fact necessary to make the statements made, in light of the circumstancesunder which such statements were made, not misleading with respect to the period covered by this report.

November 9, 2009

/s/ Michael D. Picchi
Michael D. Picchi
Interim President and Chief Executive Officer;
Executive Vice President and Chief Financial Officer
(Principal Executive and Financial Officer)